UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Quaint Oak Bancorp, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

QUAINT OAK BANCORP, INC.

501 Knowles Avenue

Southampton, Pennsylvania 18966

(866) 795-4499

SUPPLEMENT TO PROXY STATEMENT FOR

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 13, 2026

On April 8, 2026, Quaint Oak Bancorp, Inc. (the “Company”) filed with the U.S. Securities and Exchange Commission (the “SEC”) and made available to shareholders its definitive proxy statement (the “Proxy Statement”) relating to the Company’s 2026 Annual Meeting of Shareholders (the “Annual Meeting”), to be held on Wednesday, May 13, 2026 at 2:00 p.m., Eastern time.

Due to an inadvertent error, on page 11 of the Proxy Statement the first paragraph of the “Narrative to Summary Compensation Table” incorrectly stated the targets for the 2025 bonus matrix. The Company is providing this supplement to the Proxy Statement (this “Supplement”) to clarify that the 2025 bonus matrix consisted of the following eight targets: loan originations; subsidiary production; gain on sale of SBA loans; return on assets; efficiency ratio; Texas Ratio; regulatory ratios; and CAMEL rating.

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This Supplement is being filed with the SEC and first made available to shareholders on April 8, 2026. No other changes have been made to the Proxy Statement or to the matters to be considered at the Annual Meeting, and this Supplement does not otherwise modify or affect the Proxy Statement.